Exhibit 10.20

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT dated as of March 10th, 2026 (“Agreement”), is made by and between RoadRunner Resource Holdings, LLC a Texas limited liability company, whose address is 16400 Dallas Parkway, Suite 100, Dallas, TX 75248 (“Seller”), Halcón Energy Properties, Inc., a Delaware corporation, whose address is 820 Gessner, Suite 1100, Houston, Texas 77024 (“Buyer”), and BATTALION OIL CORPORATION, a Delaware corporation (the “Company” and, together with Buyer, the “Buyer Parties”) .

WHEREAS, Seller desires to sell and convey to Buyer, and Buyer desires to purchase and accept, the Properties;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and the Company agree as follows:

1. Properties.  Subject to the terms and provisions contained herein, Seller agrees to sell and Buyer agrees to purchase, the Properties (as this term is defined in Exhibit A, attached hereto (the “Assignment”)).

2. Purchase Price. At the Closing, the Company shall issue to Seller 485,000 shares of common stock, $0.0001 par value per share of the Company, free and clear of all Liens (as defined below), except for Permitted Company Securities Liens (as defined below) (the “Purchase Price”).

Seller agrees that, during the period beginning on the date of the issuance of the above referenced shares to Seller and ending on the date that is 60 days from such date, Seller will not, without the prior written consent of the Company, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company including its common stock or any other securities convertible into or exercisable or exchangeable for the Company’s shares of common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or publicly announce the intention to do any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of the Lock-Up Securities, other common stock or other securities of the Company, in cash or otherwise.

All shares issued to Seller under this Agreement shall be issued pursuant to Section 4(a)(2) of the Securities Act, will be “restricted securities” as defined in Rule 144 thereunder and, other than as set forth in this Agreement (including the next sentence), shall carry no resale registration rights that would require or permit the filing of any registration statement with the Securities and Exchange Commission (the “SEC”) in connection therewith unless the Company in its absolute sole discretion provides its express written consent to Seller. Further, Seller agrees that no such registration right shall be provided or registration statement shall be filed with the SEC during a period in which Buyer deems, in its absolute sole discretion, that such registration rights or the filing with the SEC of any such registration statement would violate or cause any fee, penalty, cost or liability under any of Buyer’s agreements with third parties. In the event that the Company files a registration statement under the Securities Act with the SEC covering shares of its common stock for its own account (other than a registration statement on Form S-4 or Form S-8), the Company will promptly give written notice of such proposed filing to Seller.  Upon the written request of Seller delivered within five (5) business days after receipt of such notice, the Company shall include in such registration statement all of Seller’s shares of common stock received as the Purchase Price hereunder.  Seller agrees that during the period beginning on the day after the SEC declares any registration statement contemplated by the preceding sentences effective and ending 15 days thereafter, Seller will not sell or take any of the actions described in the second paragraph of this Section 2 above with respect to any shares of common stock or any other securities of the Company and will comply with all of the restrictions set forth in the second paragraph of this Section 2 above until the expiration of such 15 day period. The Company shall bear and pay all expenses incurred in connection with any registration of the shares pursuant to this Section, including all registration, filing and qualification fees, stock exchange listing fees, printing expenses, accounting and legal fees and expenses of the Company and any blue sky fees and expenses, except that Seller shall bear any underwriting discounts, commissions or transfer taxes applicable to the sale of Seller’s shares.

3. Purchase Price Adjustments. The Purchase Price shall be adjusted by way of a cash payment from one Party to the other as applicable (i) upward by the amount of all out-of-pocket, third-party operating and similar expenses actually paid by Seller that are attributable to the Properties for the period between the Effective Date and Closing, including those billed under applicable operating agreements, and all prepaid expenses; and (ii) downward by the amount of the proceeds received by Seller or accrued and payable to Seller for the period between the Effective Date and Closing that are attributable to the Properties after the Effective Date, net of any royalties, other lease burdens and any production, severance, sales or windfall profit taxes not reimbursed to Seller by the Buyer.

4. Closing Date; Liability Allocation; Closing.  The closing and consummation of the transaction contemplated hereby (“Closing”) shall take place on March 24th or sooner (“Closing Date”), and shall be effective as of 7:00 a.m., where the Properties are located, on March 1, 2026 (“Effective Date”).  Buyer shall assume, and be bound by (and shall be entitled to all production, proceeds and benefits with regard to), the oil and gas leases, contracts and other interests constituting the Properties, and Buyer shall be liable with regard to the Properties, insofar and only insofar as any of the above obligations, liabilities or claims are related solely to the ownership and operation of the Properties occurring from and after the Effective Date; and Seller shall retain and remain liable for all obligations, liabilities, claims, lawsuits, and expenses attributable or allocable to the Properties with regard to all periods prior to the Effective Date.  At Closing, (i) Seller will convey the Properties to Buyer with special warranty of title, with such special warranty subject to the permitted encumbrances identified on Exhibit “C” (the “Permitted Encumbrances”), by the form of the Assignment attached hereto as Exhibit “B” (the “ABOS”), (ii) Buyer will pay Seller the Purchase Price, as adjusted, for the Properties, (iii) Seller will execute and deliver a non-foreign affidavit, in such form and substance as is reasonably satisfactory to Buyer, and (iv) Seller will also execute and deliver such change of operator forms for any Seller operated Properties, and such letters-in-lieu of transfer orders to purchasers of Seller’s production attributable to the Properties, all in such forms and substance as are reasonably satisfactory to Buyer.  At Closing, the Company shall issue to Seller the shares of common stock of the Company constituting the Purchase Price and shall deliver to Seller evidence reasonably satisfactory to Seller of such issuance, including confirmation from the Company’s transfer agent that such shares have been issued to Seller in restricted book-entry form.  Promptly after closing the Company shall file a supplemental listing application with the New York Stock Exchange American (the “NYSE”) with respect to the issuance of the shares of common stock of the Company hereunder and shall deliver to Seller evidence that such shares have been approved and authorized for listing on the NYSE subject only to official notice of issuance promptly after receipt of such confirmation from the NYSE.  The Closing shall occur through the simultaneous exchange of the deliverables described in this Section 4, and no deliverable shall be deemed delivered until all deliverables have been delivered.

5. (a)Buyer’s obligation to purchase the Properties and to take the other actions required to be taken by Buyer at the Closing shall be subject to the satisfaction of the following conditions (any of which may be waived in writing by Buyer): (i) all of Seller’s representations and warranties contained herein shall be true and correct, in all material respects; (ii) Seller shall have performed and satisfied all of its covenants set forth herein in all material respects; (iii) no suit, action, or other proceeding instituted by a third party shall be pending before any governmental authority or arbitrator seeking to restrain, prohibit, enjoin, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement; (iv) no order shall have been entered by any court or governmental agency that restrains or prohibits the transactions contemplated by this Agreement; and (v) all consents and approvals (if any) required from governmental authorities for the consummation of the transactions contemplated by this Agreement shall have been granted (except for consents and approvals of governmental authorities customarily obtained subsequent to transfer of title); and (vi) the board of directors, (including, considered separately, its disinterested directors), approve the purchase of the Properties and the issuance of the Purchase Price shares.

(b)Seller’s obligation to sell the Properties and to take the other actions required to be taken by Seller at the Closing shall be subject to the satisfaction of the following conditions (any of which may be waived in writing by Seller): (i) all of the Buyer Parties’ representations and warranties contained herein shall be true and correct, in all material respects, (ii) each of the Buyer Parties shall have performed and satisfied all of its covenants set forth herein in all material respects; (iii) no suit, action, or other proceeding instituted by a third party shall be pending before any governmental authority or arbitrator seeking to restrain, prohibit, enjoin, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement; (iv) no order shall have been entered by any court or governmental agency that restrains or prohibits the transactions contemplated by this Agreement;

(v) all consents and approvals (if any) required from governmental authorities for the consummation of the transactions contemplated by this Agreement shall have been granted (except for consents and approvals of governmental authorities customarily obtained subsequent to transfer of title).

(c)This Agreement may be terminated by written notice and without liability at any time prior to the Closing: (i) by mutual written consent of Buyer and Seller; (ii) by Buyer if Seller defaults hereunder and fails to cure such default within 10 days after Buyer gives Seller written notice of such default; (iii) by Seller if a Buyer Party defaults hereunder and fails to cure such default within 10 days after Seller gives the Buyer Parties written notice of such default, (iv) by Buyer if any condition under Section 5(a) is not satisfied by the Closing Date; (v) by Seller if any condition under Section 5(b) is not satisfied by the Closing Date, (vi) by Seller at any time prior to the time the Company delivers the Board Approval Certification (as defined below) to Seller pursuant to Section 12(k),  or (vii) by Buyer or Seller, if the party invoking is not in default, and if the Closing has not occurred on or before the date that is ninety (90) days from the date of this Agreement as set forth in the opening paragraph hereof.  If this Agreement is terminated pursuant to this Section 5(c), all further obligations of the Parties under this Agreement shall terminate; provided, however, that the Parties shall, in any event, remain bound by and continue to be subject to this Section 5(c), and the indemnity provisions of Section 11.

6.  Representations of the Parties.  Each party (“Representing Party”) represents and warrants to the other party as of the date hereof, and as of the Closing (all of which representations and warranties shall survive the Closing):

a.Organization; Existence; Authority; Non-Contravention; Valid and Binding. If the Representing Party is not an individual, such Representing Party is duly organized, validly existing and in good standing under the laws of the state of its formation. The Representing Party has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby.  The consummation of the transactions contemplated by this Agreement does not violate or conflict with: (i) any provision of such by-laws, or other document pursuant to which the Representing Party was formed; (ii) any material agreement or instrument to which the Representing Party is a party or by which the Representing Party is bound; or (iii) any judgment, order, ruling or decree applicable to the Representing Party or any law, rule or regulation applicable to the Representing Party.  This Agreement and any other document executed by the Representing Party in connection herewith constitutes the legal, valid and binding obligations of the Representing Party, enforceable in accordance with their terms.  Notwithstanding anything to the contrary herein, (A) the parties acknowledge that Seller shall in good faith attempt to obtain the consent to assign which is required pursuant to Paragraph 10 of the Lease (as defined in Exhibit A attached hereto) and (B) while the Lease provides that such consent “shall not be unreasonably withheld”, should the Lessor (as defined in the Lease) refuse to consent, Seller’s failure to obtain such consent shall not be a breach of this Section 6(a) or any other term or condition in this Agreement and shall not prevent the consummation of the transactions contemplated herein.

b.No Broker Fees. The Representing Party has incurred no obligation contingent or otherwise, for any broker's, finder's or consultant's fees for which the other party will be liable.

7. Representations of Seller.  Seller represents and warrants as of the Closing:

a.Contracts; No Drilling Commitments; Other.  Except for those listed on Schedule 7(a), there are no agreements, contracts, commitments (including, without limitation, any outstanding authorities for expenditure or other capital or expense commitments relating to the Properties), or agreements, whether written or verbal, constituting part of the Properties (collectively, “Contracts”).  To Seller’s knowledge, (i) all Contracts, leases, agreements, permits, declarations and/or orders that are part of the Properties (“Basic Documents”) are in effect and constitute binding obligations of the parties thereto, and Seller is not in material breach (and no situation exists which, with the passing of time or giving of notice, would create a material breach) of its obligations under any of the foregoing; (ii) all payments owing under Basic Documents have been and are being made before they are delinquent in all material respects; and (iii) no Basic Document involves an assumption by Buyer or its successors of any pre-Closing liabilities or claims.

b. Tax Partnerships.  None of the Properties is subject to, held in, or treated for tax purposes, as being owned by, a tax partnership.

c.No Pending Claims; Taxes.  There is no pending (or, to the Seller’s knowledge, threatened) suit, action, notice of violation, or proceeding against Seller or any of its affiliates (if any) that has, or will, materially affect the Seller’s ability to consummate the transactions contemplated herein.  All expenses relating to the Properties, have been, and are being, paid before they become delinquent, except those disputed in good faith and for which an adequate accounting reserve has been established by Seller.  All taxes imposed by any governmental authority with regard to the ownership, operation or production from the Properties have been timely and fully paid.

d.Compliance with Laws.   Seller’s ownership and operation of those Properties is, and has been, in conformity in all material respects with all applicable laws, rules, regulations guidelines and orders of all governmental authorities having jurisdiction, relating to the Properties (including without limitation those relating to the protection of the environment, natural resources, and human health and safety).

The representations and warranties under this Section 7 shall survive for a period of twelve (12) months following the Closing Date, at which time they will terminate and be of no further force or effect.

8. Representations of the Buyer Parties.  Each Buyer Party represents and warrants, jointly and severally, to Seller as of the date hereof and as of the Closing (all of which representations and warranties shall survive the Closing):

a.Capitalization.

(i) The Company has, and at the Closing will have, sufficient authorized shares of common stock of the Company, par value $0.0001 (the “Common Stock”), to enable it to issue the shares of Common Stock constituting the Purchase Price at Closing.

(ii)All of the issued and outstanding shares of Common Stock of the Company are duly authorized and validly issued in accordance with the governing documents of the Company and are fully paid and non-assessable (except as otherwise provided under applicable law).

(iii)The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any governing document of the Company in any material respects.

b.Valid Issuance.  The shares of Common Stock comprising the Purchase Price, when and if issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will have the rights, preferences and privileges specified in the Company’s governing documents, will be free of any Liens (as defined below), other than Liens and restrictions on transfer (i) arising under any applicable federal and state securities laws, (ii) arising pursuant to or otherwise set forth in this Agreement or the governing documents of the Company or (iii) created or imposed by Seller or its affiliates at or after the Closing (clauses (i) through (iii) collectively, the “Permitted Company Securities Liens”).  For purposes herein “Liens” shall mean any lien, mortgage, pledge, charge, collateral assignment, encumbrances, or security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

c.SEC Documents; Financial Statements.

(i)The Company has timely filed or furnished with the SEC all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 1, 2025 (the “Company SEC Documents”). As of their respective filing dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The consolidated financial statements of the Company included in the Company SEC Documents were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto or, in the case of unaudited statements, subject to normal year-end adjustments and the absence of notes permitted by applicable SEC rules), and fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of Company and its subsidiaries as of the dates and for the periods indicated therein.

d.No Stockholder Approval.  The transactions contemplated hereby, do not require any vote of the equityholders of the Company under applicable law, the rules and regulations of the NYSE (or other national securities exchange on which the Common Stock is then listed) or the governing documents of the Company.

9.Disclaimers and Acknowledgments.

a.EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTIONS 6 AND 7 AND IN THE ABOS, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTIES OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH BUYER PARTY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTIONS 6 AND 7. WITHOUT LIMITING THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY WITH RESPECT TO (I) TITLE TO THE PROPERTIES, (II) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS, (III) ANY ESTIMATES OF RESERVES, VALUE OR FUTURE REVENUES, (IV) THE CONDITION, SUITABILITY OR FITNESS OF THE PROPERTIES FOR ANY PARTICULAR PURPOSE, OR (V) THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED OR MADE AVAILABLE TO THE BUYER PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

b.EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTIONS 6 AND 7 AND IN THE ABOS, THE PROPERTIES ARE CONVEYED “AS IS, WHERE IS, WITH ALL FAULTS.” SELLER EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

c.ABSENT FRAUD, EACH BUYER PARTY AGREES THAT ITS SOLE REMEDIES WITH RESPECT TO THE PROPERTIES AND THE CONVEYANCE OF THE PROPERTIES AS CONTEMPLATED HEREBY SHALL BE FOR BREACH OF THE EXPRESS REPRESENTATIONS, WARRANTIES OR COVENANTS OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE ABOS.

10.Accounting Adjustments.  On or before 90 days after Closing (the “Settlement Date”), Buyer and Seller shall (i) review any additional information then available pertaining to the adjustments provided for in Section 3 above, (ii) determine if any additional adjustments (whether to account for matters not considered in making the adjustments at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing, and (iii) agree upon a final settlement statement setting forth any such additional adjustments by appropriate payments from Seller to Buyer or from Buyer to Seller.   In the event that Seller and Buyer cannot agree upon a final settlement statement on or before the Settlement Date, either party may refer the remaining matters in dispute to a nationally-recognized independent accounting firm mutually agreeable to Buyer and Seller (and absent such mutual selection, as appointed by the Houston office of the American Arbitration Association), for review and final determination (the “Agreed Accounting Firm”). Each party shall summarize its position with regard to the remaining matters in dispute in a written document submitted to the Agreed Accounting Firm, together with any other documentation such party may desire to submit. Within fifteen (15) business days after receiving the parties’ respective submissions, the Agreed Accounting Firm shall render in writing a decision choosing Seller’s position or Buyer’s position, whichever is most accurate based on the terms of this Agreement and the materials described above, which decision shall be final, conclusive and binding on the parties and will be enforceable against any of the parties hereto in any court of competent jurisdiction. The Agreed Accounting Firm may not award damages or penalties to any party. The fees of the Agreed Accounting Firm shall be borne and paid one-half by Seller and one-half by Buyer. Each party shall bear its own legal fees and other costs of presenting its case. Within ten (10) business days after the date on a final determination is issued on the disputed matters, the appropriate final payments from Seller to Buyer or from Buyer to Seller, as applicable, shall be made.

11. Indemnification.  Seller shall indemnify each Buyer Party and its affiliates, officers, employees and agents from and against, and will defend and hold them harmless against, any damages, liabilities, costs or expenses (“Losses”) directly or indirectly arising from or related to any breach of any representation, warranty or covenant made by Seller in this Agreement.  The Buyer Parties shall indemnify Seller and its affiliates, officers, employees and agents from and against, and will defend and hold them harmless against, any Losses directly or indirectly arising from or related to any breach of any representation, warranty or covenant made by the Buyer Parties in this Agreement. In no event shall either party be liable to indemnify the other for consequential, special, or punitive damages, except to the extent such damages are awarded to a third party. A party that believes it is entitled to indemnification from the other party shall provide the other party with written notice of the indemnification claim as soon as practical, but in no event more than thirty (30) days after the party seeking indemnification reasonably becomes aware of its claim for indemnification. A party’s obligation to indemnify the other party against a breach of representation or warranty shall terminate on the date that is thirty (30) days after the termination date of such representation or warranty, except with regard to any matter for which the other party has previously provided a written indemnification notice to the indemnifying party.

Notwithstanding anything herein to the contrary, other than with respect to a breach of a representation or warranty contained in Section 6 or Section 8 or the breach of a covenant to be performed after Closing (for which the following limitations shall not apply), (a) in no event shall there be any indemnification obligations owed by one party to the other party under this Section 11 unless the total amount of Losses for which such party owes indemnification hereunder exceeds a deductible in an amount equal to Fifty Thousand Dollars ($50,000) (the “Indemnity Deductible”), after which point the indemnification obligation of such party shall be only for the amount of Losses which are in excess of such Indemnity Deductible, and (b) the indemnification obligations owed by one party under this Section 11 shall be capped at the sum of Five Hundred Thousand Dollars ($500,000) (the “Indemnity Cap”), and no party shall be responsible to indemnify the other party against that portion of Losses which, in the aggregate, exceed the Indemnity Cap.  For the avoidance of doubt, the foregoing Indemnity Deductible and Indemnity Cap does not apply to the Buyer Parties’ obligation to deliver the Purchase Price at Closing and the Seller’s obligation to transfer the Properties at Closing.

12. Miscellaneous.

a. Taxes.  All sales, use or other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies or other governmental charges (including recording or similar fees and expenses) incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement shall be shared equally between Buyer and Seller.

b. Further Assurances.  After Closing, each party at the request of the other and without additional consideration, shall execute and deliver, or shall otherwise cause to be executed and delivered, from time to time, such further instruments of conveyance or transfer, and do such further acts, as necessary to more fully and effectively convey and deliver the Properties to Buyer.  After the Closing, the parties will cooperate to have all proceeds received attributable to the Properties, to be paid to the proper party hereunder and to have all expenditures, including taxes, attributable to the Properties, to be made by the proper party hereunder.

c. Entire Agreement; Amendment; No Assignment; Severability; No Third-Party Beneficiaries.  This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, and discussions, whether oral or written, with respect to the subject matter hereof.  No modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto and specifically referencing this Agreement.  This Agreement may not be assigned, in whole or in part, without the prior written consent of the other party; provided, however, that no such consent shall be required for an assignment by any party to any of its affiliates. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect. Except as set forth in Section 11, nothing in this Agreement is intended to confer any rights or remedies upon any person other than the parties.

d. Notices.  Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested or facsimile, with printed confirmation, to the addresses of Seller, Buyer and the Company set forth below. Any such notice shall be effective only upon receipt.

Buyer:

Halcón Energy Properties, Inc.

820 Gessner Road

Suite 1100

Houston, Texas 77024
Attention: Walter R. Mayer

Company:

Battalion Oil Corporation

820 Gessner Road

Suite 1100

Houston, Texas 77024
Attention: Walter R. Mayer

Seller:

RoadRunner Resource Holdings LLC

16400 Dallas Parkway, Suite 100

Dallas, Texas 75248

Attention: Cameron Rice

with a copy to (which shall not constitute notice):

RoadRunner Resource Holdings LLC

16400 Dallas Parkway, Suite 100

Dallas, Texas 75248

Attention: Doug Smith

Either party may, by written notice so delivered, change its address for notice purposes hereunder.

e. Choice of Law; WAIVER OF JURY TRIAL.  Without regard to principles of conflicts of law, this Agreement shall be construed, enforced, and governed by the laws of the state of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America, except that, to the extent that the law of a state in which a portion of the Properties is located (or which is otherwise applicable to a portion of the Properties) governs, the law of such state shall apply as to that portion of the Properties located in (or otherwise subject to the laws of) such state.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

f. Counterpart Execution.  This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument.  It shall not be necessary for Buyer, the Company and Seller to sign the same counterpart. PDF or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

g. Limitation on Damages.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT AS SET FORTH IN SECTION 11, NEITHER PARTY SHALL HAVE ANY LIABILITY IN CONNECTION WITH THIS AGREEMENT, FOR ANY PUNITIVE DAMAGES, NOR SHALL IT HAVE

ANY LIABILITY FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY; AND ANY DAMAGES THAT MAY BE ASSESSED IN CONNECTION WITH THIS AGREEMENT SHALL, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BE LIMITED TO THE ACTUAL DAMAGES SUFFERED.

h. Listing Application.  The Company shall use its reasonable best efforts to complete all such filings with the NYSE and otherwise use its reasonable best efforts to take all such actions as may be reasonably necessary for the shares of Common Stock issued as the Purchase Price hereunder to be approved for listing on the NYSE from and after the time of Closing, subject to official notice of issuance.

i.Removal of Restrictive Legends.  The Company shall cause the removal of the restrictive legends on the shares of Common Stock acquired by Seller pursuant to this Agreement if (i) such shares are sold pursuant to an effective registration statement in accordance with the plan of distribution described therein, (ii) a registration statement covering the resale of such shares is effective under the Securities Act and Seller delivers to the Company a representation and/or “will comply” letter, as applicable, in a form reasonably acceptable to the Company, (iii) such shares may be sold without restriction under Rule 144 under the Securities Act (including the satisfaction of any applicable holding period) or (iv) such shares are otherwise transferred in compliance with applicable securities laws.  Seller shall provide such documentation as is reasonably requested by the Company or its transfer agent as may be necessary to evidence that such legend may be removed under applicable securities laws.  The Company shall bear all costs and expenses associated with the removal of any such legend.

j.Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity which such party may have.

k.Company Board Approval.  The Company shall submit this Agreement (and the transactions contemplated herein, including the issuance of Common Stock to Seller hereunder) to its board of directors for approval (including, considered separately, the approval of its disinterested directors) within three (3) days of the date hereof and shall use reasonable best efforts to obtain such approval (such approval, including the separate approval of the Company’s disinterested directors, the “Required Board Approval”).  Upon receiving the Required Board Approval, the Company shall provide a written certification to Seller executed by an officer of the Company (the “Board Approval Certification”) certifying that (i) the Required Board Approval has been obtained and (ii) for purposes of this Agreement, Buyer’s closing condition set forth in Section 5(a)(vi) has been satisfied.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date first set forth above.

SELLER:

ROADRUNNER RESOURCE HOLDINGS LLC

By:  /s/ Cameron Rice

Name: Cameron Rice

Title: President

BUYER:

Halcón Energy Properties, Inc.

By:  /s/ Matthew B. Steele

Name: Matthew B. Steele

Title: Chief Executive Officer

COMPANY

BATTALION OIL CORPORATION

By:  /s/ Matthew B. Steele

Name: Matthew B. Steele

Title: Chief Executive Officer

Exhibits:

Exhibit A – Properties

Exhibit B – Form of Assignment, Bill of Sale and Conveyance

Exhibit C – Permitted Encumbrances

Schedules:

Schedule 7(a) - Contracts and Commitments